OLD POINT FINANCIAL CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

  ARTICLE                                                                 Page


 I.        Definition of Terms. . . . . . . . . . . .  . . . . . . . .      1

II.        Eligibility and Participation. . . . . . . . . . . . . . . .     2

III.       Funding. . . . . . . . . . . . . . . . . . . . . . . . . . .     3

IV.        Offerings. . . . . . . . . . . . . . . . . . . . . . . . . .     4

 V.        Options. . . . . . . . . . . . . . . . . . . . . . . . . . .     5

VI.        Exercise of Options. . . . . . . . . . . . . . . . . . . . .     6

VII.       Cessation of Participation and Distribution of Accounts. . .     6

VIII.      Stock Issuance . . . . . . . . . . . . . . . . . . . . . . .     7

IX.        Death Beneficiary. . . . . . . . . . . . . . . . . . . . . .     7

 X.        Plan Administration. . . . . . . . . . . . . . . . . . . . .     8

XI.        Amendment and Termination of Plan. . . . . . . . . . . . . .     8

XII.       Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .     9

XIII.      Adoption of the Plan . . . . . . . . . . . . . . . . . . . .    10

OLD POINT FINANCIAL CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
Definition of Terms

     The following words and terms as used herein shall have the meaning set forth below, unless a different meaning is clearly required by the context:

     1.1 "Account": The account maintained to record a Participant's Actual Base Pay payroll deduction contributions to the Plan.

     1.2 "Actual Base Pay": The amount of a Participant's earned income, wages, salaries, fees for professional service, and other amounts received for personal services actually rendered in the course of employment as an Eligible Employee from the Employer generally including, without limitation, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, and tips, but excluding bonuses, overtime, incentive pay, and ISOP compensation amounts.

     1.3     "Administrator":  The Plan Administrator provided for in
ARTICLE X hereof.

     1.4 "Affiliate": Any present or future corporation which would be a "parent corporation" or a "subsidiary corporation" of the Plan Sponsor as those terms are defined in Section 424 of the Code.

     1.5 "Annual Base Pay Rate": With respect to an Offering, a Participant's annual rate of Actual Base Pay as July 1, determined by multiplying his normal weekly rate of such base pay (as in effect on the July 1 of the Plan Year for which the Offering is made) by 52 or the hourly rate by 2,080, provided that, in the case of a part time employee, such determination shall be made by multiplying such employee's hourly rate by the number of his regularly scheduled hours of work as in effect on the July 1 of the Plan Year for which the Offering is made. For purposes of determining a Participant's Actual Base Pay Rate, commissions (or any other contingent or intermittent pay includible in Actual Base Pay) shall be annualized based on the Participant's commissions (or, as applicable, other contingent or intermittent pay includible in Actual Base Pay) for the 12 month period ending on the day before the first day of the Plan Year for which the Offering is made.

     1.6 "Beneficiary": The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 9.2 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

     1.7 "Board": The present and any succeeding Board of Directors of the Plan Sponsor, unless such term is used with respect to a particular Employer and its Employees, in which event it shall mean the present and any succeeding Board of Directors of that Employer.

     1.8 "Common Stock": The common stock, $5.00 par value, of the Plan Sponsor.

     1.9 "Code": The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

     1.10 "Eligible Employee": Any person who is employed as a common law employee by the Employer, who is customarily employed for more than 5 months in a calendar year.

     1.11 "Employee": Any person considered a common law employee of the Employer or any Affiliate.

     1.12 "Employer": The Plan Sponsor and each other employer heretofore or hereafter executing or adopting the Plan with the consent of the Administrator as a participating Employer, collectively unless the context otherwise indicates, for as long as it remains a participating Employer; and with respect to any Employee, any one or more of such Employers by which he is at any time employed. The Administrator shall maintain a list of all such Employers who are, from time to time, participating Employers in the Plan.

     1.13 "Market Value": The closing price of Common Stock on a designated date or the nearest prior business day on which trading occurred on the NASDAQ National Market System; provided, however, that if the Common Stock is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Administrator.

     1.14    "Offering":  An offering of Common Stock pursuant to the Plan.


     1.15 "Offering Commencement Date": July 1 of the Plan Year for which an Offering is made.

     1.16 "Offering Termination Date": June 30 of the Plan Year for which an Offering is made.

     1.17 "Participant": An Eligible Employee who is eligible and who elects to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof.

     1.18 "Plan": The Plan as contained herein or duly amended which shall be known as the "Old Point Financial Corporation 1996 Employee Stock Purchase Plan".

     1.19 "Plan Sponsor": Old Point Financial Corporation, a Virginia corporation.

     1.20 "Plan Year": The fiscal year of the Plan, which commences July 1 and ends the following June 30.

ARTICLE II
Eligibility and Participation

     2.1     Eligibility and Date of Participation.

     2.1(a) Each Eligible Employee who has completed a 6 month Period of Service and is at least age 19 as of the Offering Commencement Date for an Offering and who is an Eligible Employee on such Offering Commencement Date shall be eligible to participate in the Offering.

     2.1(b) An Eligible Employee who meets the requirements of subparagraph 2.1(a) with respect to an Offering shall become a Participant for that Offering by filing an enrollment card with the Administrator on or before the date set therefor by the Administrator, which date normally shall be prior to the first pay day in the Offering period. The enrollment card shall contain either an authorization for payroll deductions from Actual Base Pay and/or a lump sum contribution election and may contain should other information as the Administrator may determine. Payroll deductions from Actual Base Pay for a Participant shall commence on the first pay day on or after the applicable Offering Commencement Date and shall end on the last pay day on or before the Offering Termination Date of the Offering in question to which such authorization is applicable unless sooner terminated by the Participant as provided in the Plan.

     2.1(c) An individual who becomes a Participant shall be or remain a Participant for so long as he remains an Eligible Employee who has a payroll deduction authorization in force or a lump sum contribution and purchase request pending and thereafter while he is entitled to future benefits under the terms of the Plan.

     2.2 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an option to participate in the Plan:

          (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing
     5% or more of the total combined voting power or value of all classes of stock of the Plan Sponsor (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership); or

         (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Plan Sponsor and all Affiliates to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     2.3     Leave of Absence.

     2.3(a) For purposes of participation in the Plan, a person on a Leave of Absence shall be deemed to be an employee for such Leave of Absence and such employee's employment shall be deemed to have terminated at the end of such Leave of Absence unless such employee shall have returned to regular employment with the Employer at the end of such Leave of Absence. Termination by the Employer of any employee's Leave of Absence, other than termination of such Leave of Absence on return to employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option granted under the Plan.

     2.3(b) If a Participant goes on a Leave of Absence, the Participant shall have the right to elect (i) to discontinue his participation in the Plan as provided in paragraph 7.1 or (ii) remain a Participant in the Plan during such Leave of Absence, authorizing deductions to be made from any payments by the Employer to the Participant during such Leave of Absence.
If the Participant's Leave of Absence ends by his return to employment as an Eligible Employee and he has not elected to discontinue his participation in the Plan, his elected payroll deductions shall recommence.

     2.3(c) A Participant on a Leave of Absence shall, subject to the election made by the Participant pursuant to subparagraph 2.3(b), continue to be a Participant and to be considered an Eligible Employee for purposes of the Plan so long as he is on continuous Leave of Absence.

     2.4     Special Definitions and Rules.

     2.4(a) For purposes hereof, the following terms shall have the following meanings:

          (i) "Leave of Absence": A leave of absence authorized by an Employer. For purposes of participation in the Plan, a leave of absence shall in any event be considered ended on the 91st day thereof unless the person's right to reemployment is guaranteed by law or by contract.

         (ii) "Period of Service": A period of continuous employment as an Employee, including Leaves of Absence.

     2.4(b) The Administrator is authorized to treat service with any organization as service with an Affiliate if substantially all the operating assets of that organization are acquired by the Plan Sponsor or an Affiliate.

     2.4(c) For purposes hereof, service with any organization which becomes an Affiliate shall be considered as service with the Affiliate even though such service occurs before the date the organization becomes an Affiliate.


ARTICLE III
Funding

     3.1     Payroll Deduction and Lump Sum Contributions.

     3.1(a) At the time a Participant files his enrollment card for an Offering, he may elect to have deductions made from his Actual Base Pay on each payday during the period he is a Participant and an Eligible Employee with respect to an Offering at a fixed rate of 2% to 15%, inclusive but in whole percentages, of his Actual Base Pay, but not more than $6,000.

     3.1(b) At the time a Participant files his enrollment card for an Offering, he may make an election to make a lump sum contribution, not in excess of the lesser of 15% of his Actual Base Pay or $6,000, to the Plan with respect to the Offering by the Offering Commencement Date (or any earlier date the Administrator may require) and in such manner as the Administrator may permit.

     3.1(c) A Participant may discontinue his participation in the Plan by filing a written notice thereof with the Administrator, with such advance notice as the Administrator may require, but no other change in an elected contributions can be made by a Participant during an Offering.

     3.1(d) Notwithstanding any contrary provision of the Plan, a Participant's payroll deduction contributions with respect to an Offering shall cease when the aggregate payroll deduction and lumps sum contributions by the Participant with respect to such Offering equal the lesser of 15% of his Actual Base Pay or $6,000.

     3.1(e) If the number of shares of Common Stock for which options are granted to a Participant is limited by reason of the maximum number of shares which may be issued under paragraph 4.2, the Administrator may reduce the maximum percentage of Actual Base Pay which may be contributed to the Plan accordingly.

     3.2     Participant Accounts.

     3.2(a) All payroll deduction and lump sum contributions made by or for a Participant shall be credited to his Account under the Plan. A Participant's Account is a bookkeeping account maintained by one or more Employers designated by the Administrator to reflect a Participant's contributions accumulated under the Plan.

     3.2(b) Each Participant's Account shall be appropriately credited for contributions under the Plan and debited for option exercise costs and distributions from the Account to the Participant or his Beneficiary.

     3.2(c) No interest shall be paid or allowed on any money paid into the Plan or credited to the Account of any Participant.

     3.3 Plan Costs and Expenses. All costs of benefits under and expenses of the Plan, including reasonable legal, accounting, and other fees and expenses incurred in the establishment, amendment, administration and termination of the Plan, shall be paid by the Employers from their general assets in such manner and proportions as the Plan Sponsor shall determine.

     3.4     Status of Employer Obligations under the Plan.

     3.4(a) The Employers' obligations under the Plan shall be an unfunded obligation payable solely from the general assets of the Employer and subject to the claims of the Employer creditors. Each Participant, his Beneficiary and any other person having or claiming a right to payment hereunder or to any interest under the Plan shall rely solely on the unsecured promise of the Employer to make payments or issue Common Stock due hereunder. Each Participant, his Beneficiary, and any other person having or claiming a right to payments under the Plan shall have the right to enforce such claim against the Employer in the same manner as an unsecured creditor of the Employer. Nothing contained in the Plan shall be deemed to create a trust of any kind. All amounts received or held by the Employer under the Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such amounts.

     3.4(b) Nothing contained herein shall be deemed to give any Participant or Beneficiary any interest in any specific part of the assets of the Employer or any legal or equitable rights other than his right to receive benefits in accordance with the provisions of the Plan.


ARTICLE IV
Offerings

     4.1     Offerings.  Offering shall be made on a Plan Year basis.

     4.2     Shares Available for Offerings.

     4.2(a) The Administrator shall determine the number of shares, if any, of Common Stock to be issued in connection with any Offering, subject to the limits provided in the Plan. If the Administrator takes no action regarding the number of shares available for an Offering, the maximum number shall be considered available.

     4.2(b) The maximum number of shares of Common Stock which shall be issued under the Plan and the maximum number of shares issued with respect to any Offering shall, subject to adjustment upon changes in capitalization of the Plan Sponsor as provided in paragraph 4.3, be:

            From July 1, 1996 to June 30, 1997:  7,500 shares.

            From July 1, 1997 to June 30, 1998:  7,500 shares plus shares available for but unissued after the preceding year's Offering, whether offered or not.

            From July 1, 1998 to June 30, 1999:  7,500 shares plus shares available for but unissued after prior Offerings, whether offered or not.

            From July 1, 1999 to June 30, 2000:  7,500 shares plus shares available for but unissued after prior Offerings, whether offered or not.

            From July 1, 2000 to June 30, 2001:  7,500 shares plus shares available for but unissued after prior Offerings, whether offered or not.

     4.2(c) If the total number of shares for which options are exercised on any Offering Termination Date exceeds the maximum number of shares for the applicable Offering, the Administrator shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of each Participant's Account under the Plan shall be returned to him, without interest, as promptly as possible.

     4.3     Adjustment upon Changes in Capitalization or Other Events.

     4.3(a) If, while any option is outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Plan Sponsor through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend or similar transaction, appropriate and proportionate adjustments may be made by the Administrator in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in paragraph 4.2 shall also be proportionately adjusted.

     4.3(b) Upon the dissolution or liquidation of the Plan Sponsor, or upon a reorganization, merger or consolidation of the Plan Sponsor with one or more corporations as a result of which the Plan Sponsor is not the surviving corporation and the Plan is not continued by corporate succession, or upon a sale of substantially all of the property or stock of the Plan Sponsor to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as it shall deem necessary to assure that the provisions of this subparagraph shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.


ARTICLE V
Options

     5.1 Number of Option Shares Granted. On the Offering Commencement Date of each Offering, a Participant with respect to that Offering shall be deemed to have been granted an option to purchase a maximum number of whole shares of Common Stock (rounded to the nearest whole share) equal to (i) 15% multiplied by (ii) the Participant's Annual Base Pay Rate for the Offering and then (iii) divided by 95% of the Market Value of the Common Stock on the applicable Offering Commencement Date. If the aggregate shares to be purchased by all Participants for an Offering exceeds the maximum number permitted in paragraph 4.2, the number of shares shall be reduced pro rata so that the maximum is not exceeded.

     5.2 Option Price. The option price of Common Stock purchased with a Participant's Account for an Offering shall be the lesser of:

          (i) 95% of the Market Value of the Common Stock on the Offering Commencement Date; or

         (ii) 95% of the Market Value of the Common Stock on the Offering Termination Date.

     5.3 Non-Transferability of Option. During a Participant's lifetime, options held by the Participant under the Plan shall not be transferable and shall only be exercisable by the Participant.

     5.4 Participant's Interest in Optioned Stock. The Participant will have no interest in Common Stock covered by his option until such option has been exercised and certificates therefor have been issued.


ARTICLE VI
Exercise of Options

     6.1 Automatic Exercise. A Participant's option for the purchase of Common Stock with his Account attributable to his contributions with respect to any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, and there shall be purchased that number of full shares of Common Stock which the balance in his Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the him pursuant to paragraph 5.1). Any balance in his Account which is not used to purchase Common stock at that time will be returned to him, without interest.

     6.2 Fractional Shares. Fractional shares will not be issued under the Plan for any Offering and any balance in a Participant's Account which would have been used to purchase fractional shares will be returned to the Participant or, if the Participant is deceased, to his Beneficiary, promptly following the termination of the Offering in question, without interest.

     6.3 Delivery of Common Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Plan Sponsor or the Administrator will deliver to each Participant or his Beneficiary, as appropriate, the Common Stock purchased upon exercise of his option.

     6.4 Cancellation of Options. Options granted to a Participant which are not exercised at the Offering Termination Date of an Offering shall thereupon be deemed canceled.



ARTICLE VII
Cessation of Participation and Distribution of Accounts

     7.1     Voluntary Cessation of Participation.

     7.1(a) By written notice to the Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to discontinue his participation in the Offering and withdraw the entire balance in his Account at such time. In such event, he shall cease to be a Participant with respect to the Offering upon the filing of the written notice.

     7.1(b) If a Participant elects to discontinue his participation in an Offering as provided in subparagraph 7.1(a), the entire balance credited to his Account will then be paid to him promptly after receipt of his notice by the Administrator, and no further payroll deductions will be made from his pay for such Offering.

     7.1(c) A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Plan Sponsor or any Affiliate.

     7.2 Termination of Employment Generally. Upon termination of the Participant's employment as an Eligible Employee for any reason (including death), whether voluntarily or involuntarily, other than for retirement as provided in paragraph 7.3, or in the event of the Participant's death after retirement but before the Offering Termination Date for an Offering, the balance in the Participant's Account will be returned to him or, in the case of his death, to his Beneficiary, without interest.

     7.3 Termination of Employment Due to Retirement. Subject to the provisions of paragraph 7.2, upon termination of a Participant's employment because of his retirement under the Plan Sponsor's qualified defined benefit plan (currently known as the Employees' Retirement Plan of The Old Point National Bank of Phoebus), the Participant shall have the right to elect, by written notice given to the Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of his retirement, either:

          (i)    to withdraw the entire balance in his Account, or

         (ii) to exercise his option for the purchase of Common Stock on the Offering Termination Date coinciding with or next following the date of his retirement for the purchase of the number of full shares of Common Stock which the accumulated balance in his Account at the Offering Termination Date will purchase at the applicable option price, and any excess in his Account will be returned to him, without interest.

In the event that no such written notice of election shall be duly received by the Administrator, the Participant shall automatically be deemed to have elected under alternative (ii) to exercise his option.


ARTICLE VIII
Stock Issuance

     8.1     Issuance of Common Stock Certificates.

     8.1(a) As soon as practicable after the exercise of an option, the Administrator shall notify the Plan Sponsor and the Plan Sponsor shall deliver to the Participant or, if the Participant is deceased, his Beneficiary certificates representing the shares purchased thereunder.

     8.1(b) Stock certificates to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

     8.2 Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option and issuance of any shares that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

          (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

         (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Plan Sponsor, that it is his intention to purchase the shares for investment and not for resale or distribution.


ARTICLE IX
Death Beneficiary

     9.1 Disposition of Plan Benefits after Death. Upon the death of a Participant and upon receipt by the Administrator of proof of the Participant's death and the determination and identity of the Participant's Beneficiary, the Administrator shall deliver such Common Stock and/or cash to such Beneficiary as is due under the Plan.

     9.2     Beneficiary Designation.

     9.2(a) Each Participant shall have the right to notify the Administrator in writing of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death. Such designation may be changed from time to time by notice as the Administrator may require, but no other change in an elected contributions can be made by a Participant during an Offering.

     9.2(b) If a Participant dies without having designated a Beneficiary, if the Beneficiary so designated has predeceased the Participant or cannot be located by the Administrator within one year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then his surviving spouse, or if none, then his estate shall be deemed to be his Beneficiary.

     9.2(c) Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary shall be entitled to disclaim any benefit otherwise payable to him under the Plan.


ARTICLE X
Plan Administration

     10.1 Appointment of Plan Administrator. The Plan Sponsor may appoint three or more persons to serve as the Plan Administrator (the "Administrator") for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan and the Code. Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Plan Sponsor may, but need not, appoint a successor unless there then be less than three persons serving. The persons shall form an administrative committee for the Plan. The committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by thirty (30) days prior written notice to the Plan Sponsor, terminate such appointment. The committee shall be known as the 1996 Employee Stock Purchase Plan Committee.

     10.2 Authority of Administrator. Subject to the express provisions of the Plan, the Administrator shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator's determination on the foregoing matters shall be conclusive.

     10.3 Rules Governing the Operation of the Administrator. The Administrator may select one of its members as its Chairman. The Administrator may appoint a Secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Administrator shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Administrator shall be made by a majority of its members. The Administrator may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by all of the members of the Administrator shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. No person serving as, or on a committee constituting, the Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining members of the Administrator, if any, or otherwise by the Plan Sponsor.


ARTICLE XI
Amendment and Termination of Plan

     11.1    Amendment and Termination.

     11.1(a) The Plan may be amended or terminated in whole or in part at any time by action of the Board; provided, however, that the Board shall not, without the approval of the stockholders of the Plan Sponsor,
(i) increase the maximum number of shares which may be issued under any Offering (except pursuant to paragraph 4.3), (ii) increase the maximum percentage of a Participant's Annual Base Pay Rate or Actual Base Pay or maximum amount that can be contributed to the Plan, (iii) reduce the price per share at which Common Stock may be sold, (iv) amend the requirement as to the class of employees eligible to purchase Common Stock under the Plan (other than by designating Affiliates which may become participating Employers), or (v) permit the issuance of Common Stock before payment therefor in full.

     11.1(b) No termination, modification, or amendment of the Plan may, without the consent of the affected Participant then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Participant under such option to use his then Account balance (without further increase or contribution) to exercise such option in accordance with the Plan.

     11.2 Termination Events with Respect to Employers Other Than the Plan Sponsor.

     11.2(a) The Plan shall terminate with respect to any Employer other than the Plan Sponsor, and such Employer shall automatically cease to be a participating Employer in the Plan and its employees shall be cease to be considered Eligible Employees, upon the happening of any of the following events:

          (i) Action by its Board or the Board terminating the Plan as to it and specifying the date of such termination. Notice of such termination shall be delivered to the Administrator and the Plan Sponsor.

         (ii)    Its ceasing to be an Affiliate.

     11.2(b) Notwithstanding the foregoing provisions of this ARTICLE XII, the merger or liquidation of any Employer into any other Employer or the consolidation of two (2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Employer.


ARTICLE XII
Miscellaneous

     12.1 Governing Law. The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law preempting the same.

     12.2 Employment Rights. Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ nor, upon dismissal or upon his voluntary termination of employment, to have any right or interest under the Plan other than as herein provided.

     12.3 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

     12.4 Conclusiveness of Employer Records. The records of the Employer with respect to age, service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

     12.5 Alienation. Except as may be provided in the Plan in the event of a Participant's death, no Account balance and no option to purchase Common Stock granted hereunder shall be subject in any manner to alienation, whether by voluntarily or involuntarily, by sale, anticipation, transfer, assignment, pledge, encumbrance, garnishment, attachment, execution or levy of any kind. Any such attempted assignment shall be without effect, except that the Administrator may in its discretion treat such act as an election to cease participation and withdraw funds in accordance with paragraph 7.1.

     12.6 Notices and Elections. All notices required to be given in writing and all elections required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless dated and executed by the Participant or Beneficiary giving such notice or making such election.

     12.7 Delegation of Authority. Whenever the Plan Sponsor or any Employer is permitted or required to perform any act, such act may be performed by its Chief Executive Officer, its President or its Board of Directors or by any person duly authorized by any of the foregoing.

     12.8 Purpose and Construction. The Plan is intended to provide a method whereby Eligible Employees of the Plan Sponsor and other Employers an opportunity to acquire a proprietary interest in the Plan Sponsor through the purchase of shares of Common Stock. It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.


ARTICLE XIII
Adoption of the Plan

     13.1 Establishment and Effectiveness of the Plan. The Plan shall become effective as of July 1, 1996, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders of the Plan Sponsor held on or before May 14, 1997. If the Plan is not so approved, the Plan shall not become effective and all funds received by the Employer shall be returned to Participants, without interest.

     13.2 Adoption by Additional Employers. Any corporation which is an Affiliate and which, with the consent of the Administrator and the approval of its Board of Directors, desires to adopt the Plan, may do so by executing an adoption agreement in a form authorized by the Administrator.


OLD POINT FINANCIAL CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN

Execution Page




     IN WITNESS WHEREOF, the Plan Sponsor, pursuant to the resolution duly adopted by its Board of Directors, has caused its name to be signed to this Old Point Financial Corporation 1996 Employee Stock Purchase Plan by its duly authorized officer with its corporate seal hereunto affixed and attested by its Secretary or Assistant Secretary, as of the day and year below written.


Date: June 3, 1996                       Old Point Financial Corporation,
                                         Plan Sponsor and participating
                                         Employer


                                         By: /s/ Robert F. Shuford (SEAL)
                                              ROBERT F. SHUFORD
                                              Its President

Attest:


 /s/ W. Rodney Rosser
     W. RODNEY ROSSER
     Its Senior Vice President and Secretary



THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
COVERING SECURITIES THAT HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933.
____________________

OLD POINT FINANCIAL CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN
____________________

37,500 SHARES OF COMMON STOCK
($5.00 par value)

      The Old Point Financial Corporation 1996 Employee Stock Purchase Plan (the "Plan") provides each eligible employee with an opportunity to acquire shares of common stock ("Common Stock") of Old Point Financial Corporation (the "Company") at a discount through payroll deduction from base pay or by lump sum contribution. A total of 37,500 shares have been set aside for this purpose. This Prospectus describes the Plan.
      All options to purchase Common Stock pursuant to the Plan are contingent on the approval by an affirmative vote of the holders of a majority of the outstanding Common Stock no later than one year after date of Plan's adoption or by May 14, 1997. It is anticipated that the Plan will be submitted to the Company's Shareholders for approval at the next Annual Meeting, which is currently scheduled to be held on April 22, 1997. If the Plan is not approved, each eligible employee's payroll deduction and lump sum contributions will be returned, without interest.

      Directors who are employees and certain corporate executive officers of the Company should be aware that Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provides that such officers may be liable to the Company for profits realized upon any purchase and sale or sale and purchase of Common Stock within a period of less than 6 months.

      The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof. No person is authorized to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offering within any state to any person to whom such offer would be unlawful.

      It is recommended that this Prospectus be retained for future reference.
____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS.  ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE
____________________

The date of this Prospectus is June 5, 1996.
TABLE OF CONTENTS

          Page

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents . . . . . . . . . . . . . . . . . . 3
Description of the Plan. . . . . . . . . . . . . . . . . . . . . . . . 3
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Eligibility to Participate. . . . . . . . . . . . . . . . . . . . 4
     Enrollment in the Plan. . . . . . . . . . . . . . . . . . . . . . 4
     How the Plan Works. . . . . . . . . . . . . . . . . . . . . . . . 5
     Stock Purchase and Issuance Procedures. . . . . . . . . . . . . . 5
     Statement of Account. . . . . . . . . . . . . . . . . . . . . . . 6
     Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Termination of Employment or Death. . . . . . . . . . . . . . . . 6
     Death Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . 7
     Income Tax Status and Consequences. . . . . . . . . . . . . . . . 7
     Alienation of Plan Interest . . . . . . . . . . . . . . . . . . . 8
     Stock Dividends, Stock Splits and Similar Adjustments . . . . . . 8
     Expenses of the Plan. . . . . . . . . . . . . . . . . . . . . . . 8
     Plan Administration . . . . . . . . . . . . . . . . . . . . . . . 8
     Amendment or Termination of the Plan. . . . . . . . . . . . . . . 9
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Indemnification of Officers and Directors. . . . . . . . . . . . . . . 9


AVAILABLE INFORMATION

      The Company's main office is located at 1 West Mellen Street (Mailing
Address: P.O. Box 3392), Hampton, Virginia 23663, telephone (804) 722-7451. The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549; Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1228, 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      The Company's Common Stock currently is not regularly traded on any established securities exchange. Consequently, there is no guarantee that there will be a ready market (or any market) for Common Stock purchased under the Plan or that the market values of the Common Stock purchased under the Plan will be equal to or greater than the purchase price of the Common Stock.

      The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). See "INCORPORATION OF CERTAIN DOCUMENTS". Written requests should be directed to Corporate Secretary, 1 West Mellen Street (Mailing Address: P.O. Box 3392), Hampton, Virginia 23663. Telephone requests may be directed to telephone (804) 728-1200.

INCORPORATION OF CERTAIN DOCUMENTS

      The following documents filed by the Company with the Commission are incorporated herein by reference as of their respective dates:

      1. Form 10-K Annual Report filed pursuant to Section 13 of the Exchange Act for the year ended December 31, 1995.

      2. The Company's Proxy Statement, dated March 26, 1996, for its Annual Meeting of Shareholders held on April 23, 1996.

      3. Form 10-Q Quarterly Report filed pursuant to Section 13 of the Exchange Act for the three months ended March 31, 1996.

      All documents subsequently filed by the Company pursuant to sections 13, 14, or 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock pursuant to the Plan covered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


DESCRIPTION OF THE PLAN

Purpose

      The Old Point Financial Corporation 1996 Employee Stock Purchase Plan provides eligible employees with a simple and convenient method for investing in the Company at a 5% discount. It is anticipated that the Plan will provide the Company with additional capital funds and will increase employee interest and productivity through ownership of Common Stock. The Plan's fiscal year (the "Plan Year") is the 12 month period beginning July 1 and ending the next June 30. The first Plan Year begins July 1, 1996. The Plan Year is sometimes identified by the calendar year in which the Plan Year begins (for example, the Plan Year beginning July 1, 1996 and ending June 30, 1997 is sometimes referred to as the "1996 Plan Year"). The Plan will be in effect for the 1996 through 2000 Plan Years (that is, through June 30, 2001).

Overview

      The Plan offers eligible employees of the Company and its participating subsidiaries (collectively or individually "Old Point") the opportunity to purchase Common Stock through payroll deduction and lump sum contributions. Currently, the only participating subsidiary is Old Point National Bank. The price of the shares purchased will be the lesser of 95% of the market price of the shares as determined under the Plan at July 1 of the Plan Year of purchase or 95% of the market price of the shares as determined under the Plan at June 30 of the Plan Year of purchase.

      The Plan operates on a Plan Year basis. Eligible employees are determined at each July 1 and provided with the right to purchase shares of Common Stock at the following June 30 with their payroll deduction and lump sum contributions made for the Plan Year.

      An eligible employee may enroll in the Plan for a Plan Year as of July 1 by completing and returning an Enrollment Card to the Human Resources Department by the date designated by the Plan Administrator. The required return date for 1996 is June 28, 1996. For 1996, payroll deductions will become effective with the first pay day in July, 1996.

      Payroll deduction and lump sum contributions may be made at any rate from 2% through 15% of base pay, but the total contributions of a participant for a Plan Year are limited to $6,000. Base pay does not include, and thus no contributions may be made from, bonuses, overtime, incentive pay, or ISOP compensation.

      Shares of Common Stock are purchased as of June 30 of each Plan Year the Plan is in effect, and certificates for purchased shares will be issued and delivered as soon as practicable after that June 30. Any accumulated payroll deduction and lump sum contributions which are not used to purchase shares will be returned, without interest.

      A participant in the Plan for a Plan Year may terminate his or her participation at any time before June 30 and receive a refund of his or her payroll deduction and lump sum contributions, without interest.

      If a participant ceases to be an eligible employee (other than for retirement) or dies before June 30 of a Plan Year, his or her accumulated payroll deduction and lump sum contributions for that Plan Year will be returned, without interest.

      The 1996 Employee Stock Purchase Plan Committee, appointed by the Company's Board of Directors and consisting of at least three persons, will administer the Plan.

Eligibility to Participate

      Eligible employees of Old Point who are age 19 or over with 6 continuous months of service as of the July 1 of a Plan Year may participate for that Plan Year. An eligible employee is one who is customarily employed for more than 5 months per year. All officers and directors who are eligible employees may participate.

      Example. Jane White, age 35, is hired as an eligible employee on April 15, 1995 and remains employed through July 1, 1996. Jane is eligible to participate in the Plan on July 1, 1996, because she was employed by Old Point for 6 months continuously prior to July 1, 1996 and is at least age 19 on July 1, 1996.

      Example. John Smith, age 21, is hired as an eligible employee on May 3, 1996 and remains employed through July 1, 1997. John is eligible to participate in the Plan on July 1, 1997, but he was not eligible to participate on July 1, 1996, because he was not employed by Old Point for 6 months continuously prior to July 1, 1996 (even though he was at least age 19 on July 1, 1996).

Enrollment in the Plan

      To enroll in the Plan, an eligible employee must complete and sign an Enrollment Card and deliver it to the Company's Human Resources Department by the date designated by the Plan Administrator. For the 1996 Plan Year, the designated date is June 28, 1996. Eligible employees for future Plan Years will be notified of the designated date for those years by June of the preceding Plan Year.

      Participation by an eligible employee is voluntary for each Plan Year. An eligible employee who wishes to participate for a year does so by electing to contribute from 2% to 15% of his or her base pay by payroll deduction during the Plan Year and/or by a lump sum contribution by the date designated by the Plan Administrator for payment of the same on or before the beginning of the Plan Year. Lump sum contributions for the 1996 Plan Year must be paid no later than July 1, 1996. A participant's aggregate contributions for a Plan Year may not exceed $6,000. A participant may not adjust the rate at which he or she is making payroll deductions for a Plan Year. For the 1996 Plan Year, payroll deductions will become effective with the first pay day in July, 1996.

      Any participant wishing to cease participation in the Plan for a Plan Year may do so by filing a written notice to that effect with the Human Resources Department, before the end of the Plan Year. Generally, 5 workdays advance notice will be required. In such case, all payroll deductions for the Plan Year will stop and accumulated contributions will be returned, without interest.

How the Plan Works

      Each eligible employee for a Plan Year will be granted an option to purchase that number of wholes shares (rounded to the nearest share) of Common Stock equal to 15% of his or her annual base pay rate at July 1 divided by 95% of the per share fair market value at that time.

      Example. Assume Sam Jones' annualized base pay at July 1, 1996 is $20,000. Also assume the fair market value for a share of Common Stock is $37.50 at July 1, 1996. Sam would be granted options to purchase 84 shares for 1996 (that is, 15% times $20,000 divided by 95% of $37.50, rounded to the nearest whole share).

      A number of limitations could apply to limit the number of shares a participant may purchase for a Plan Year. First, the maximum number of shares available for all participants is limited for any Plan Year to 7,500, plus, in the case of the 1997 through 2000 Plan Years, shares available to be offered but not purchased by employees under the Plan in prior years.
The Plan Administrator may decide to offer fewer than the maximum available number. The total maximum for all 5 Plan Years (1996 - 2000) is 37,500.
A pro rata reduction in options granted will be effected whenever necessary to meet these limits.

      Certain additional limitations apply, specifically (1) a $25,000 limit on the value (at date of grant - that is, as of July 1 of a year) of shares purchased by any one employee in any calendar year under the Plan (and any other similar plan of the Company or any of its affiliates) and (2) a prohibition on the issuance of options to, and hence on participation in the Plan by, 5% or more stockholders.

      The exercise price for each optioned share is 95% of the lesser of
(1) the Common Stock's fair market value at July 1 or (2) the Common Stock's fair market value at the following June 30. Fair market value means the price at which a share of stock would be exchanged between a willing buyer and a willing seller where neither the buyer nor the seller is under any compulsion to buy or sell. If the Common Stock is regularly traded on an established exchange, fair market value will be considered to be closing price of Common Stock on the stated date or the last prior date on which trading occurred on the exchange. If Common Stock is not traded on an established exchange (which it is not as of the date of this Prospectus), then the exercise price will be based on 95% of the fair market value per share as determined pursuant to the valuation method or procedure determined by the Plan Administrator in good faith.

      Payroll deduction and lump sum contributions for a Plan Year will be accumulated and used at June 30 to purchase optioned shares. Benefits under the Plan are claims against and payable from the general assets of Old Point. Payroll deduction and lump sum contributions accumulated under the Plan will not be held in trust or escrow and will be subject to the claims of Old Point's general creditors.

      Any investment entails a degree of risk. The market value of stock and other securities can be volatile and often is not related to the actual performance of a company but to external factors such as general economic or business conditions and political events. Neither the Plan Administrator nor Old Point guarantees that there will be a ready market (or any market) for Common Stock purchased under the Plan or that the market values of the Common Stock purchased under the Plan will be equal to or greater than the purchase price of the Common Stock. A participant assumes all risk of any decrease in the market value of the Common Stock purchased under the Plan and of any unavailability of a buyer for the Common Stock purchased under the Plan.

Stock Purchase and Issuance Procedures

      Options will be exercised automatically at each June 30 with a participant's accumulated payroll deduction and lump sum contributions at the applicable exercise price (that is, 95% of the lower of the July 1 or the June 30 fair market value). Any options granted for a Plan Year which are not exercised at June 30 of that year will expire at that time.

      Since a participant's accumulated payroll deduction and lump sum contributions will seldom be an amount that will purchase an exact number of shares, purchases will be only for whole shares. Accumulated payroll deduction and lump sum contributions which are less than the exercise price will be returned without interest as soon as practicable after the Plan Year.

      Example. Assume that Sam Jones' payroll deductions for 1996 are $3,000 and that Sam was granted options to purchase 84 shares for 1996. Also assume the fair market value for a share of Common Stock is $37.50 at July 1, 1996 and is $40.00 at June 30, 1997.

      The exercise price for Sam's purchase of shares at June 30, 1997 will be $35.63 per share (that is, 95% of the lower of the July 1 or the June 30 fair market value). $2,992.92 of Sam's accumulated contributions of $3,000 would be used to purchase the 84 shares and $7.08 would be returned to Sam without interest.

      Example. Assume in the above example that the fair market value for a share of Common Stock is $35.00 (instead of $40.00) at June 30, 1997.

      The exercise price for Sam's purchase of shares at June 30, 1997 would then be $33.25 per share (that is, 95% of the lower of the July 1 or the June 30 fair market value). $2,793.00 of Sam's accumulated contributions of $3,000 would be used to purchase the 84 shares (the options granted as of July 1, 1996) and $207.00 would be returned to Sam without interest.

      If all of a participant's payroll deduction and lump sum contributions for a Plan Year are not used to purchase shares because of the 7,500 share annual limit (as adjusted) on the shares available, the unused amount will be returned to the participant without interest.

      The source of shares of Common Stock to be purchased under the Plan will generally be authorized but unissued shares, but may also include shares of Common Stock purchased on the open market or in privately negotiated transactions.

      Certificates for the shares purchased under the Plan will be issued to participants as soon as practicable after each year end. Certificates will be registered in the name of the participant, unless the participant files a written request with the Plan Administrator by June 30 to register a certificate in joint name with another person as joint tenants with rights of survivorship or as tenants by the entireties.

Statement of Account

      After each year, a statement of Plan Account will be provided to each participant. The statement will show the accumulated payroll deduction and lump sum contributions, cost of shares purchased and amount refunded from the Plan Account.

      Each participant should keep these statements so as to be able to establish the cost basis of shares purchased under the Plan for income tax purposes.

Withdrawals

      A participant may voluntarily discontinue his or her participation in the Plan for a Plan Year at any time before June 30 by written notice filed with the Human Resources Department. Generally, 5 workdays advance notice will be required.

      In such case, all payroll deduction and lump sum contributions will be returned, without interest.

Termination of Employment or Death

      If a participant ceases to be a eligible employee for reason other than retirement or if a participant dies before June 30, he or she will cease to be a participant for that year. A participant will be considered retired if he or she retires under the Company's Retirement Plan (currently known as the Employees' Retirement Plan of The Old Point National Bank of Phoebus). A leave of absence that lasts longer than 90 days will be considered a termination of employment for this purpose unless the person's right to reemployment is guaranteed by law or by contract

      In any such cases, all payroll deduction and lump sum contributions will be returned, without interest.

Death Beneficiary

      The Plan permits a participant to select or change the beneficiary or beneficiaries to whom his or her Plan benefit will be paid in the event the participant dies before receiving all his or her Plan benefit. No beneficiary designation is effective until received by the Human Resources Department. If a participant does not designate a beneficiary, if a designated beneficiary has died before the participant, or if a designated beneficiary can not be located by the Plan Administrator within one year of searching, the participant's benefits automatically go to his or her surviving spouse or, if the participant has no surviving spouse, to his or her estate.

Income Tax Status and Consequences

      The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, as amended (the "Code"). The tax consequences to participants upon disposition vary depending upon the circumstances.

      To help employees and their beneficiaries understand the tax implications of the Plan, some of the general Federal tax rules which apply to the Plan, as long as it meets the requirements of Section 423 of the Code, are summarized here. This summary is based on laws enacted and in effect on June 1, 1996. Each employee and beneficiary entitled to Plan benefits should consult a qualified tax advisor concerning the tax effect of participation in and dispositions of Common Stock acquired under the Plan.

      The rules governing the tax consequences of participation in and dispositions of Common Stock acquired under the Plan are quite technical, so the description of tax consequences contained herein is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences, under applicable state or local income tax laws, of participation in and dispositions of Common Stock acquired under the Plan may not be the same as under the Federal income tax laws. This summary does not cover any state or local tax consequences.

      Under the Code, participants normally do not realize any income at the date of grant of options or at the time of exercise and purchase of shares. Recognition of income normally is postponed until the purchased shares are disposed of.

      If a participant disposes (whether by sale, gift, death or otherwise) of purchased shares after two years from the July 1 as of which the option to purchase such shares was granted and after one year from the June 30 as of which such shares are purchased by him or her, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the exercise price or (ii) 5% of the fair market value of such shares at the July 1 as of which the option to purchase such shares was granted. The participant's basis in the shares disposed of will be increased by an amount equal to the amount so includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss.

      If a participant disposes of purchased shares within such two year or one year period (that is, within two years from the July 1 as of which the option to purchase such shares was granted or within one year from the June 30 as of which such shares are purchased by him or her), the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the exercise price. The participant's basis in such shares disposed of will be increased by an amount equal to the amount includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

      Notwithstanding the normal rules stated in the preceding paragraphs, if a participant retires during a Plan Year more than 3 months before the end of the Plan Year as of which his or her options for the Plan Year are exercised and Common Stock purchased by him or her, then the participant will be required to include in income, as compensation for the Plan Year in which such purchase occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the exercise price. The participant's basis in such shares disposed of will be increased by an amount equal to the amount includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

Alienation of Plan Interest

      The Plan does not permit a participant to create liens on funds or securities held for or distributable to him or her under the Plan or to assign or alienate his or her Plan account or Plan benefit in any manner. Any such attempted assignment or alienation shall be without effect, except that the Plan Administrator may in its discretion treat such attempted assignment or alienation as an election to cease participation in the Plan and withdraw funds in accordance with the Plan.

Stock Dividends, Stock Splits and Similar Adjustments

      If the Company should declare a stock dividend or split or otherwise adjust its capital stock through reorganization or otherwise, the number of each optioned shares, as well as the 7,500 and 37,500 share limits on purchases under the Plan, will be appropriately adjusted.

Expenses of the Plan

      Participants will incur no brokerage commissions, service charges or other fees for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company.

Plan Administration

      The Plan provides for its administration by a Plan Administrator, which is the 1996 Employee Stock Purchase Plan Committee appointed by the Company's Board of Directors. The Plan Administrator may designate additional subsidiaries to participate in the Plan. The Plan Administrator is empowered to adopt rules and regulations for the administration of the Plan and to interpret the Plan.

      Notices and other written forms should be filed with the Plan Administrator, care of the Human Resources Department, 1 West Mellen Street (Mailing Address: P.O. Box 3392), Hampton, Virginia 23663, telephone (804) 722-7451.

      All notices from the Plan Administrator to a participant will be addressed to the participant at his or her last address of record with Old Point or the Plan Administrator. The mailing of a notice to a participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such participant. Therefore, participants must promptly notify the Plan Administrator of any change of address.

      Neither the Plan Administrator nor the Company shall have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan including, without limitation, any claim for liability arising from failure to take appropriate action upon a participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall the Plan Administrator have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

      All transactions in connection with the Plan are governed by laws of the Commonwealth of Virginia and any Federal laws preempting the same.

Amendment or Termination of the Plan

      While the Company hopes to continue the Plan for its stated term (that is, through June 30, 2001), the Company's Board of Directors reserves the right to amend or terminate the Plan at any time. However, the Company may not, without shareholder approval, increase the number of shares which may be issued, increase the 15% of base pay or $6,000 limit on contributions for a Plan Year, reduce the exercise price, change the class of employees eligible to participate in the Plan, or permit issuance of stock before payment in full.

      The Plan will continue for 5 years unless terminated earlier. The Board may terminate the Plan at any time, in which case each participant's then accumulated payroll deduction and lump sum contributions will be used for exercising outstanding options as though the termination date were June 30.

      Participants will be notified of any such amendment or termination.

USE OF PROCEEDS

      The Company has no basis for estimating either the number of shares that will ultimately be sold under the Plan or the price at which such shares will be sold. The Company intends to apply funds derived from the Plan to its general funds for general corporate use, including investments in or the extension of credit to its and its subsidiaries banking and non-banking subsidiaries activities.


EXPERTS

      The financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K have been incorporated in reliance upon the reports of Eggleston Smith PC, certified public accountants, given upon their authority as experts in accounting and auditing.


LEGAL OPINION

      Legal matters in connection with the Common Stock to be issued or sold by the Company pursuant to the Plan, and other legal matters in regard to the Plan, including tax consequences appearing under "Income Tax Status", have been passed upon by Mays & Valentine, Richmond, Virginia.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Articles of Incorporation of the Company, as well as the statutes of Virginia, contain provisions providing for the indemnification of the directors and officers of the Company against certain liabilities including liabilities under the Securities Act of 1933. In addition, the Company carries insurance protecting those persons against such liability.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

(Proxy Summary)

Proposed 1996 Employee Stock Purchase Plan

On May 14, 1996, the Board authorized the adoption, subject to shareholder approval, of the Old Point Financial Corporation 1996 Employee Stock Purchase Plan (the "Plan"), to be effective July 1, 1996 through June 30, 2001. This action was taken to foster Old Point Financial Corporation stock ownership by employees.

Eligibility and Participation. Eligible employees of Old Point Financial Corporation and those of its subsidiaries designated by the Plan Administrator who are at least age 19 with 6 months of service as of the July 1 of a plan year (July 1 through the following June 30) may participate for that plan year. An eligible employee is one who is customarily employed for more than 5 months per year. Approximately 220 employees were eligible to participate as of July 1, 1996, which number represents substantially all of the eligible employees at that time. All officers and directors who are eligible employees may participate.

Participation by an eligible employee is voluntary for each plan year. An eligible employee who wishes to participate for a plan year does so by electing to contribute from 2% to 15% of his or her base pay by payroll deduction. during the plan year and/or by making a lump sum contribution by the beginning of the plan year. The aggregate contributions by any participant are limited to $6,000 for a plan year.

Offerings of Common Stock and Price. Each eligible employee for a plan year will be granted an option to purchase that number of whole shares of Common Stock equal to 15% of his or her annual base pay rate at July 1 (annualized base pay) divided by 95% of the per share trading price at that time. However, the maximum number of shares is limited for any plan year to 7,500 plus, in the case of the 1997 through 2000 plan years, shares available to be offered but not purchased by employees under the Plan in prior years.
The Plan Administrator may decide to offer fewer than the maximum available number. The total maximum for all 5 years (1996 - 2000) is 37,500. Certain additional limitations apply, such as (1) a $25,000 limit on the value (at date of grant) of shares purchased by any one employee in any calendar year under the Plan (and any other similar plan of Old Point Financial Corporation or any of its affiliates) and (2) a prohibition on the issuance of options to 5% or more stockholders.

The exercise price for a plan year is 95% of the lesser of (1) the Common Stock's fair market value at July 1 or (2) the Common Stock's fair market value at the following June 30.

Fair market value means the closing price of Common Stock on the stated date or the last prior date on which trading regularly occurred on an established securities exchange or, if none, the value determined by the Plan
Administrator.

Withdrawals from the Plan. A participant may discontinue his or her participation in the Plan for a plan year at any time before June 30 by written notice to the Plan Administrator. If a participant ceases to be an eligible employee for reason other than retirement or dies before June 30, he will cease to be a participant for that plan year.

In any such case, all payroll deduction amounts will be returned, without interest.

Option Exercise and Stock Issuance. Options will be automatically exercised at each June 30 with a participant's accumulated payroll deductions at the applicable exercise price. Any options granted for a plan year which are not exercised at June 30 of that plan year will expire then. If all of a participant's payroll deductions amounts for a plan year are not used to purchase shares because of any applicable limit on the shares available, the unused amount will be returned to the participant, without interest.

Plan Administration. The Plan provides for its administration by a Plan Administrator, which is a committee of at least three persons appointed by the Board. The Plan Administrator may designate additional subsidiaries to participate in the Plan. The Plan Administrator is empowered to adopt rules and regulations for the administration of the Plan and to interpret the Plan.

Plan Amendment and Termination. The Board of Old Point Financial Corporation may amend the Plan at any time, except that it may not, without shareholder approval, increase the number of shares which may be issued, increase the 15% of base pay limit on contributions for a plan year, reduce the exercise price, change the class of employees eligible to participate in the Plan, or permit issuance of stock before payment in full.

The Plan will continue for 5 years unless terminated earlier. The Board may terminate the Plan at any time, in which case each participant's then accumulated payroll deductions will be used for exercising outstanding options as though the termination date were a June 30.

Tax Treatment. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, as amended (the "Code"). Under the Code, participants normally do not realize any income at the date of grant of options or at the time of exercise and purchase of shares. Recognition of income normally is postponed until the purchased shares are disposed of. The tax consequences to participants upon disposition vary depending upon the circumstances.

If a participant disposes (whether by sale, gift, death or otherwise) of purchased shares after two years from the July 1 as of which the option to purchase such shares was granted and after one year from the June 30 as of which such shares are purchased by him or her, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the exercise price or (ii) 15% of the fair market value of such shares at the July 1 as of which the option to purchase such shares was granted. The participant's basis in the shares disposed of will be increased by an amount equal to the amount so includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss. In such event, Old Point Financial Corporation (or the subsidiary by which the participant is employed) will not be entitled to any deduction for income tax purposes.

If a participant disposes of purchased shares within such two year or one year period (that is, within two years from the July 1 as of which the option to purchase such shares was granted or within one year from the June 30 as of which such shares are purchased by him or her), the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the exercise price. The participant's basis in such shares disposed of will be increased by an amount equal to the amount includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two year or one year period, Old Point Financial Corporation (or the subsidiary by which the participant is employed) will be entitled to a deduction for income tax purposes equal to the amount the participant is required to include in income as a result of such disposition.

Notwithstanding the normal rules stated in the preceding paragraphs, if a participant retires during a plan year more than 3 months before the end of the year as of which his options for the year are exercised and Common Stock purchased by him, then the participant will be required to include in income, as compensation for the year in which such purchase occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the exercise price. The participant's basis in such shares disposed of will be increased by an amount equal to the amount includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of such a taxable purchase, Old Point Financial Corporation (or the subsidiary by which the participant is employed) will be entitled to a deduction for income tax purposes equal to the amount the participant is required to include in income as a result of his or her purchase.

Old Point Financial Corporation's (or any subsidiary corporation's) entitlement to an income tax deduction for compensation income taxable to an employee is contingent on its satisfying certain federal income tax withholding requirements.

Adoption of this proposal requires an affirmative vote by the holders of a majority of the outstanding Common Stock. The Board of Directors recommends a vote FOR the approval of the 1996 Employee Stock Purchase Plan.


OLD POINT FINANCIAL CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN

Adoption Agreement for Participating Affiliate


     This ADOPTION AGREEMENT, executed the date indicated below, by the affiliate named below (hereinafter generally referred to as the "Employer") with the consent of the Plan Administrator (the "Administrator") of the Old Point Financial Corporation 1996 Employee Stock Purchase Plan (the "Plan"), provides:

     1. Adoption of the Plan. The Employer does hereby evidence its adoption of the Plan as a participating employer for the benefit of its employees who are or from time to time will be eligible under the provisions of the Plan to participate therein, commencing as of the Effective Date of the Plan as to the Employer.

     2. Agreement to Be Governed by the Plan. The Employer agrees that it shall be an Employer, as defined in the Plan, and as such it shall henceforth comply with and be governed by the provisions of the Plan as they pertain to an Employer, as now contained in the Plan or as hereafter altered or added by amendment to the Plan.

     3. Effective Date of Adoption as to the Employer. The Employer agrees that this adoption of the Plan shall be effective for all purposes of the Plan as of and from July 1, 1996.


     IN WITNESS WHEREOF, the undersigned named affiliate of Old Point Financial Corporation has caused its name to be signed to this Adoption Agreement for the Old Point Financial Corporation 1996 Employee Stock Purchase Plan by its duly authorized officer with its corporate seal hereunto affixed and attested by its Secretary or Assistant Secretary, as of the day and year below written; and the Administrator hereby evidences its consent hereto.


     Date: June 3, 1996                        Old Point National Bank,
     participating Employer


                                         By: /s/ John G. Sebrell (SEAL)
                                              JOHN G. SEBRELL
                                              Its President

Attest:


 /s/ W. Rodney Rosser
     W. RODNEY ROSSER
     Its Senior Vice President and Secretary


     Date: June 3, 1996                  1996 Employee Stock Purchase
                                         Plan Committee,
                                         Plan Administrator


                                         By: /s/ G. Royden Goodson III (SEAL)
                                              G. ROYDEN GOODSON III
                                              Its Chairman

CONSENT OF MEMBERS OF
THE 1996 EMPLOYEE STOCK PURCHASE PLAN COMMITTEE
IN LIEU OF MEETING

____________________________

June 3, 1996
____________________________


      The undersigned, being all of the members of the 1996 Employee Stock Purchase Plan Committee of Old Point Financial Corporation, a Virginia corporation, acting in its capacity as the plan administrator of the 1996 Old Point Financial Corporation Employee Stock Purchase Plan, by written consent without a meeting hereby take the following action in lieu of a meeting of said committee:

            First: The following subsidiary of Old Point Financial Corporation is authorized to participate in the 1996 Old Point Financial Corporation Employee Stock Purchase Plan (the "Plan") effective July 1, 1996:

                              Old Point National Bank

            Second: The 7,500 shares of common stock of Old Point Financial Corporation available under the Plan for 1996 shall be offered under the Plan for 1996.

      This consent was executed by each of the undersigned on the date(s) specified below, and the action taken hereby is effective on the date first specified above.

Date: June 3, 1996                        /s/ G. Royden Goodson III
                                    G. ROYDEN GOODSON III

Date: June 3, 1996                        /s/ Louis G. Morris
                                    LOUIS G. MORRIS

Date: June 3, 1996                        /s/ Margaret P. Causby
                                    MARGARET P. CAUSBY

Date: June 3, 1996                        /s/ W. Rodney Rosser
                                    W. RODNEY ROSSER

Date: June 3, 1996                        /s/ Mark A. Dulaney
                                    MARK A. DULANEY